UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934 EDMAR, LTD.
(Exact name of registrant as specified in its charter)
Nevada	86-0890600
(State of organization)	(IRS Employer Identification
No.)
5300 West Sierra, Suite 101, Las Vegas, NV	89102
(Address of principal executive offices)	(Zip
Code)
Registrant's telephone number, including area code (702) 873-3488
Securities to be registered pursuant to Section 12(b) of the Act: None Securities to be registered pursuant to Section 12(g) of the Act: Common


Item 1. Business.

(a) General Development of Business

The Company was incorporated under the laws of the State of Nevada on October 27, 1992.
Plan of Operation - General
The primary activity of the Company currently involves seeking merger or acquisition candidates (collectively referred to as a "target" or "target company"). The Company has not selected any target company and does not intend to limit potential targets to any particular field or industry, but does retain the right to limit acquisition or merger candidates, if it so chooses, to a particular field or industry. The Company's plans are in the conceptual stage only.
The Company's plan is to seek, investigate and, if such investigation warrants, acquire an interest in one or more target companies presented to it by persons or firms that desire the perceived advantages of a publicly held corporation. At this time, the Company has no plan, proposal, agreement, understanding or arrangement to acquire or merge with any specific business or company, and the Company has not identified any specific business or company for investigation and evaluation. No member of Management or promoter of the Company has had any material discussions with any other company with respect to any acquisition for that company. The Company will not restrict its search to any specific business, industry or geographical location, and the Company may participate in business ventures of virtually any kind or nature. The discussion of the proposed business under this caption and throughout this Registration Statement is purposefully general and is not meant to restrict the Company's virtually unlimited discretion to search for and enter into potential business opportunities.
The Company's potential success is heavily dependent on the Company's management, which will have virtually unlimited discretion in searching for and entering into a business opportunity. None of the officers and directors of the Company has had any experience in the proposed business of the Company. Management anticipates that it will only participate in one potential business venture. This lack of diversification should be considered a substantial risk in investing in the Company because it will not permit the Company to offset potential losses from one venture against gains from another.
The Company may seek a business opportunity with a firm which only recently commenced operations, or a developing company in need of additional funds for expansion into new products or markets or seeking to develop a new product or service, or an established business which may be experiencing financial or operating difficulties and needs additional capital which is perceived to be easier for a public company to raise. In some instances, a business opportunity may involve the acquisition or merger with a corporation which does not need substantial additional cash but which desires to establish a public trading market for its common stock. The Company may purchase assets and establish wholly-owned subsidiaries in various businesses or purchase existing businesses as subsidiaries.
The Company anticipates that the selection of a target company will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries, and shortages of available capital, management believes that numerous firms seek the benefits of a publicly-traded corporation. These perceived benefits of a publicly traded corporation include, among others, facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for the principals of a business, creating a means to provide incentive stock options or similar benefits to key employees, and providing liquidity (subject to restrictions of applicable statues) for all shareholders. Potentially available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.
As is customary in the industry, the Company may pay a finder's fee for locating an acquisition prospect. If any such fee is paid, it will be approved by the Company's Board of Directors and will be in accordance with the industry standards. Such fees are customarily between 1% and 5% of the size of the transaction, based upon a sliding scale of the amount involved. Such fees are typically in the range of 5% on a $1,000,000 transaction ratably down to 1% in a $4,000,000 transaction. Management has adopted a policy that such a finder's fee or real estate brokerage fee could, in certain circumstances, be paid to any employee, officer, director or 5% shareholder of the Company, if such person plays a material role in bringing a transaction to the Company.
As part of any transaction, the target company may require that Management or other stockholders of the Company sell all or a portion of their shares to the target or to its principals. It is anticipated that the sales price of such shares will be lower than the current market price or anticipated market price of the Company's Common Stock. The Company's funds are not expected to be used for any stock purchase from insiders. The Company's shareholders will not be provided the opportunity to approve or consent to such sale. The opportunity to sell all or a portion of their shares in connection with an acquisition may influence management's decision to enter into a specific transaction. However, management believes that since the anticipated sales price will be less than the market value, the potential of a stock sale by management will be a material factor in their decision to enter a specific transaction.
The above description of potential sales of management stock is not based upon any corporate bylaw, shareholder or board resolution, or contract or agreement. No other payments of cash or property are excepted to be received by Management in connection with any acquisition.
The Company has not formulated any policy regarding the use of consultants or outside advisors, but does not anticipate that it will use the service of such persons.
The Company has insufficient capital with which to provide the owners of business opportunities with any significant cash or other assets. However, management believes the Company will offer owners of a target company the opportunity to acquire a controlling interest in a public company at substantially less cost than is required to conduct an initial public offering. The owners of the target company will, however, incur significant post-merger or acquisition registration costs in the event they wish to register a portion of their shares for subsequent sale. The Company will also incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing post-effective amendments, Forms 8-K, agreements, and related reports and documents. Nevertheless, the officers and directors of the Company have not conducted market research and are not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity. The Company does not intend to make any loans to any prospective target or to unaffiliated third parties.
Sources of Opportunities
The Company anticipates that possible targets will be referred by various sources, including its officers and directors, professional advisors, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals.
The Company will seek a potential business opportunity from all known sources, but rely principally on personal contacts of its officers and directors as well as indirect associations between them and other business and professional people. It is not anticipated that the Company will engage professional firms specializing in business acquisitions or reorganizations. The officers and directors of the Company are currently employed in other positions and will devote only a portion of their time (not more than one hour per week) to the business affairs of the Company, until such time as a target has been determined to be highly favorable, at which time they expect to spend full-time investigating and closing any acquisition for a period of two weeks. In addition, in the face of competing demands for their time, the officers and directors may grant priority to their full-time positions rather than to the Company.
Evaluation of Opportunities
The analysis of new business opportunities will be undertaken by or under the supervision of the officers and directors of the Company (see "Management.") Management intends to concentrate on identifying prospective business opportunities which may be brought to its attention through present associations with management. In analyzing prospective business opportunities, management will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operation, if any; prospects for the future; present and expected competition; the quality and experience of management services which may be available, and the depth of that management; the potential for further research, development or exploration; specific risk factors not now foreseeable but which may impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services or trades; name identification; and other relevant factors. Officers and directors of each Company will meet personally with management and key personnel of the firm sponsoring the business opportunity as part of their investigation. To the extent possible, the Company intends to utilize written reports and personal investigation to evaluate the above factors. The Company will not acquire or merge with any company for which audited financial statements cannot be obtained.
Any opportunity in which the Company participates will present certain risks, many of which cannot be adequately identified prior to selecting the specific opportunity. The Company's shareholders must, therefore, depend on the ability of management to identify and evaluate such risks. In many cases promoters of target companies may have been unable to develop a going concern. Other targets may be in a development stage, having generated no significant revenues from its principal business activities. There is a risk that even after the Company's participation in the activity, and the related expenditure of the Company's funds, the combined enterprises will still be unable to become a going concern or advance beyond the development stage. Many of the opportunities may involve new and untested products, processes, or market strategies which may not succeed. Such risks will be assumed by the Company and, therefore, its shareholders.
The Company will not restrict its search for any specific kind of business, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is currently impossible to predict the status of any business in which the Company may become engaged, in that such business may need additional capital, may merely desire to have its shares publicly traded, or may seek other perceived advantages which the Company may offer. Acquisition of Opportunities
In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, franchise or licensing agreement with another corporation or entity. It may also purchase stock or assets of an existing business. On the consummation of a transaction, it is possible that the present management and shareholders of the Company will not remain in control of the combined company. In addition, a majority or all of the Company's officers and directors may, as part of the terms of the acquisition transaction, resign and be replaced by new officers and directors without a vote of the Company's shareholders. It is anticipated that securities issued in any such reorganization would be issued in reliance on exemptions from registration under applicable Federal and state securities laws. In some circumstances, however, as a negotiated element of this transaction, the Company may agree to register such securities either at the time the transaction is consummated, under certain conditions, or at specified time thereafter. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company's Common Stock may have a depressive effect on such market. While the actual terms of a transaction to which the Company may be a party cannot be predicted, it is expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so called "tax free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code of 1986, as amended (the "Code"). In order to obtain tax free treatment under the Code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, the shareholders of the Company, including investors in this offering, would retain less than 20% of the issued and outstanding shares of the surviving entity, which could result in significant dilution in the equity of such shareholders.
As part of the Company's investigation of a target company, officers and directors of the Company will meet personally with management and key personnel, may visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check reference of management and key personnel, and take other reasonable investigative measures, to the extent of the Company's limited financial resources and management expertise.
The manner in which each Company participates in an opportunity will depend on the nature of the opportunity, the respective needs and desires of the Company and other parties, the management of the opportunity, and the relative negotiating strength of the Company and such other management.
With respect to any mergers or acquisitions, negotiations with target company management will be expected to focus on the percentage of the Company which the target company's shareholders would acquire in exchange for their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, the Company's shareholders will, in all likelihood, hold a lesser percentage ownership interest in the Company following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event the Company acquires a target company with substantial assets. Any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the Company's then shareholders, including purchasers in this offering.
The Company will not have sufficient funds to undertake any significant development, marketing and manufacturing of any products which may be acquired. Accordingly, following the acquisition of any such product, the Company will, in all likelihood, be required to either seek debt or equity financing or obtain funding from third parties, in exchange for which the Company would probably be required to give up a substantial portion of its interest in any acquired product. There is no assurance that the Company will be able to obtain additional financing or to interest third parties in providing funding for the further development, marketing and manufacturing of any products acquired.
Investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention, and require significant expenditures for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the cost therefore incurred in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss of the Company of the related costs incurred.
Management believes that the Company may be able to benefit from the use of "leverage" in the acquisition of a business opportunity. Leveraging a transaction involves the acquisition of a business through incurring significant indebtedness for a large percentage of the purchase price of that business. Through leveraged transaction, the Company would be required to use less of its available funds for acquiring the target and therefore, could commit those funds to operating the target, investigating other business opportunities, or other activities. The borrowing involved in a leveraged transaction will ordinarily be secured by the assets of the business opportunity to be acquired. If the target acquired is not able to generate sufficient revenues to make payments on the debt incurred, the lender would be able to exercise the remedies provided by law or by contract. These leveraging techniques, while reducing the amount of funds that the Company must commit to acquire a target, may correspondingly increase the risk of loss to the Company. No assurance can be given as to the terms or availability of financing for any acquisition by the Company. During periods when interest rates are relatively high, the benefits of leveraging are not as great as during periods of lower interest rates, because the investment in the business opportunity held on a leveraged basis will only be profitable if it generates sufficient revenues to cover the related debt and other costs of the financing. Lenders from which the Company may obtain funds for purposes of a leveraged buy-out may impose restrictions on the future borrowing, distribution, and operating policies of the Company. It is not possible at this time to predict the restrictions, if any, which lenders may impose, or the impact on the Company.
Competition
The Company is an insignificant participant among firms which engage in business combinations with, or financing of, development-stage enterprises. There are many established management and financial consulting companies and venture capital firms which have significantly greater financial and personal resources, technical expertise and experience than the Company. In view of the Company's limited financial resources and management availability, the Company will continue at a significant competitive disadvantage vis-a-vis its competitors.
Regulation and Taxation
The Investment Company Act of 1940 defines an "investment company" as an issuer which is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading securities. While the Company does not intend to engage in such activities, the Company may obtain and hold a minority interest in a number of development stage enterprises. The Company could be expected to incur significant registration and compliance costs if required to register under the Investment Company Act of 1940. Accordingly, management will continue to review the Company's activities from time to time with a view toward reducing the likelihood the Company could be classified as an "investment company."
The Company intends to structure a merger or acquisition in such manner as to minimize Federal and state tax consequences to the Company and to any target company.
Employees
The Company's only employees at the present time are its officers and directors, who will devote as much time as the Board of Directors determine is necessary to carry out the affairs of the Company. (See "Management.")

(b) Financial Information about Industry Segments

The Company is presently conducting no operations and is pursuing an acquisition or merger with an existing operating company which has a profitable history of operations.

(c) Narrative Description of Business

The Company intends to seek, investigate, and if warranted, effect a business combination with an existing, privately-held company. The business combination may be structured as a merger, consolidation, exchange of stock of the Company, or any other form which will effectuate the combined entity being a publicly-held company.
The Company does not propose to restrict its search for any investment opportunity to any particular industry, and may therefore, engage in essentially any business, to the extent of its limited resources.
The Company may seek a business opportunity with firms which (i) have recently commenced operations, (ii) are seeking to develop a new product or service, or (iii) are an established business.

Item 2. Financial Information.

The Company's financial data presented below has been derived from the Financial Statements of Edmar Ltd. a Nevada Corporation, including the notes thereto, appearing elsewhere herein.
Edmar Ltd.
(A Development Stage Company)
Year Ended December 31

                        1997            1996            1995
Summary of Operations
Revenues                $0              $0              $0
General, Selling
 and Administrative
  Expenses              $0              $2,700          $0

Net Loss                $0              $-2,700         $0
Net Loss per
 Common Share           $0              $.0014          $0
Summary Balance
 Sheet Data
Total Assets            $0              $0              $0

Item 3. Properties.

The Company at present has no interest in any real property. The Company neither owns nor leases any real property. Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

(a) Security Ownership of Certain Beneficial Owners

Title of Class  Name/Address of Owner           Shares Beneficially Owned       Percent of Class
Common Stock	All officers and directors
                 (3 individuals)                1,320,000                       66.00%

(b) Security Ownership of Management

Title of Class  Name of Owner           Shares Beneficially Owned       Percent of Class
Common          Emily Tzortzatos        440,000                         22.00%
Common          Angela Tzortzatos       440,000                         22.00%
Common          Kelly J. Ryan           440,000                         22.00%
                All Officers
                 and Directors          1,320,000                       66.00%

Item 5. Directors and Executive Officers.

Emily Tzortzatos	President/Director
31-29 79th Place
Jackson Heights, NY 11370
Emily Tzortzatos is the president and a director of the Company. From 1992 to 1995, Ms. Tzortzatos was engaged in retail sales. From November 1995 to the present, in addition to being a merchandiser for MaidenForm Worldwide Products in New York, New York, she is the President of the Ultimate Wrestling Federation, Inc., a professional wrestling organization and merchandising company.

Angela Tzortzatos	Vice President/Director
31-29 79th Street
Jackson Heights, NY 11370
Angela Tzortzatos is the vice president and director of the Issuer. From 1992 to the present, Ms. Tzortzatos has been engaged in retail sales, management and merchandising in the jewelry industry.

Kelly J. Ryan	Secretary/Director
8033 Sunset Blvd, Suite 396
Los Angeles, CA 90046
Kelly J. Ryan is the secretary and director of the Issuer. From 1992 to 1995, Ms. Ryan has been an actress in the entertainment industry. From 1995 to the present, Ms. Ryan has been an administrator with Hoffman Travel Management company of Los Angeles, California.

Item 6. Executive Compensation.

(a) No remuneration has been or is contemplated to be paid to officers and directors except reimbursement for out of pocket expenditures for activities on the Company's behalf. None of the officers and directors anticipates devoting more than 10% of his or her time to the Company's activities.

(b) For the fiscal year ended December 31, 1997, the Company paid no compensation or consulting fees to its executive officers as a group.

(c) The Company is not a party to any employment agreements. No advances have been made or are contemplated to be made by the Company to any of its officers or directors.

(d) The Company has no retirement, pension, profit sharing or stock option plans or insurance or medical reimbursements plans covering its officers and directors, and does not contemplate implementing any such plans at this time.

Item 7. Certain Relationships and Related Transactions.
There are no relationships or transactions to be reported.

Item 8. Legal Proceedings.
The Company is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against the Company has been threatened.

Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters.
Company's common stock is traded in the over-the-counter market in the United States.
There has been no trading in the Company's stock, therefore, no high or low bid quotations are available.
There are 31 record owners of the Company's stock.
The Company has never paid a cash dividend and has no present intention of so doing.

Item 10. Recent Sales of Unregistered Securities.
There are no recent sales of unregistered securities to be reported.

Item 11. Description of Registrant's Securities to be Registered.
The securities to be registered are one mil, $0.001, par value common equity stock. The shares are non-assessable, without pre-emptive rights and non-cumulative voting.

Item 12. Indemnification of Directors and Officers.
The bylaws (Article VII) of the Company provide for the indemnification of any director, officer, employee or agent of the Company, or any person serving in such capacity for any other entity or enterprise at the request of the Company against any and all legal expenses (including attorneys fees), claims and liabilities arising out of any action, suit or proceeding, except an action by or in the right of the Company. Nevada law also permits indemnification.
Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to directors and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the law and is, therefor, unenforceable. In the event a demand for indemnification is made, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the law and will be governed by the final adjudication of such issue.

Item 13. Financial Statements and Supplementary Data.
LIST OF EXHIBITS
INDEPENDENT AUDITORS' REPORT
ASSETS
LIABILITIES AND STOCKHOLDERS' EQUITY
STATEMENT OF OPERATIONS
STATEMENT OF STOCKHOLDERS' EQUITY
STATEMENT OF CASH FLOWS
NOTES TO FINANCIAL STATEMENTS
INDEPENDENT AUDITOR'S REPORT

Board of Directors	May 12, 1998
Edmar Ltd.
Las Vegas, Nevada
I have audited the accompanying Balance Sheets of Edmar Ltd.,(A
Development Stage Company), as of March 31, 1998, December 31, 1997 and December 31, 1996, and the related statements of operations, stockholders' equity and cash flows for period January 1, 1998, to March 27, 1998, and the two years ended December 31, 1997 and December 31, 1996. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit. I conducted my audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.
In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Edmar, LTD, (A Development Stage Company), as of March 27, 1998, December 31, 1997, and December 31, 1996, and the results of its operations and cash flows for the period January 1, 1998, to March 27, 1998 and the two years ended December 31, 1997, and December 31, 1996, in conformity with generally accepted accounting principles.
The accompanying financial statements have been prepared assuming the
Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from outcome of this uncertainty.
/S/ Barry L. Friedman
Certified Public Accountant

EDMAR, LTD.
(A Development Stage Company)
BALANCE SHEET

                        March           December        December
                        27, 1998        31, 1997        31, 1996
ASSETS
CURRENT ASSETS:         $0              $0              $0
TOTAL CURRENT ASSETS    $0              $0              $0
OTHER ASSETS;           $0              $0              $0
TOTAL OTHER ASSETS      $0              $0              $0
TOTAL ASSETS            $0              $0              $0

See accompanying notes to financial statements & audit report

EDMAR LTD.
(A Development Stage Company)
BALANCE SHEET
LIABILITIES AND STOCKHOLDERS' EQUITY

                                        March 27,       December 31,    December 31,
                                         1998            1997            1996
CURRENT LIABILITIES;                    $0              $0              $0
TOTAL CURRENT LIABILITIES               $0              $0              $0
STOCKHOLDERS' EQUITY;
Common stock, no par value,
authorized 25,000 shares
issued and outstanding
December 31, 1996 - 1,000 shares                                        $3,500

Common stock, $0.00175 par value
Authorized 25,000,000 shares
  Issued and outstanding at
   December 31, 1997-2,000,000 shares                   $3,500
  Issued and outstanding at
   March 31, 1998-2,000,000 shares      $3,500
Additional paid-in Capital              $2,700          $2,700          $0
Deficit accumulated during
 development stage                      -6,200          -6,200          -3,500
TOTAL STOCKHOLDERS' EQUITY              $0              $0              $0
TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY                   $0              $0              $0

EDMAR LTD.
(A Development Stage Company)
STATEMENT OF OPERATION

                                                                                                Oct. 27, 1992
                        Jan. 1,1998 to          Year Ended              Year Ended              (inception) to
                         Mar. 31, 1998          Dec. 31, 1997           Dec. 31, 1996           Mar.31, 1998
INCOME:
Revenue                 $0                      $0                      $0                      $0
EXPENSES:
General, Selling
 And Administrative     $0                      $2,700                  $0                      $6,200
Total Expenses          $0                      $2,700                  $0                      $6,200
Net Profit/Loss(-)      $0                      $-2,700                 $0                      $-6,200
Net Profit/Loss
(-) Per weighted Share
 (Note1)                $0                      $-.0014                 $0                      $-.0031
Weighted average
 Number of common
  Shares outstanding    2,000,000               2,000,000               2,000,000               2,000,000

See accompanying notes to financial statements & audit report

EDMAR LTD.
(A Development Stage Company)
STATEMENT OF IN STOCKHOLDERS' EQUITY

                                                        Additional
                                                        Paid-In
                        Common Shares   Stock Amount    Capital         Retained Earnings
Balance,
 December 31, 1995      1,000           $3,500          $0              $-3,500

Net loss
 year ended
  December 31, 1996

Balance,
 December 31, 1996      1,000           $3,500          $0              $-3,500

September 16, 1997
 Changed par value
  From no par
   to $.00175                           -3,498          +3,498

September 16, 1997
 Forward stock
  split 2000:1          1,999,000       +3,498          -3,498

October 22, 1997
 Additional cash
  Contribution-no
   stock issued                                         +2,700

Net loss
 year ended
  December 31, 1997                                                     -2,700

Balance,
 December 31, 1997      2,000,000       $3,500         $2,700           ($6,200)

Net loss
 January 1, 1998 To
  March 31, 1998

Balance,
 March 31, 1998         2,000,000       $3,500          $2,700          ($6,200)

EDMAR LTD.
(A Development Stage Company)
STATEMENT OF CASH FLOWS

                                Jan. 1,1998                                     October 27, 1992
                                    to          Year Ended      Year Ended       (inception)
                                Mar.31, 1998    Dec. 31, 1997   Dec. 31, 1996   to Mar. 31, 1998
Cash Flows from
 Operating Activities:

Net Loss                        $0              $-2,700         $0              $-6,200

Adjustment to
 reconcile net
  loss to net cash
   provided by
    operating activities         0               0               0               0

Changes in assets and
 Liabilities

Increase in current
 Liabilities:

Officers Advances               $0               0               0               0

Net cash used in
 operating activities            0              $-2,700          0               -6,200

Cash flows from
 Investing activities            0               0               0               0

Cash Flows from
 Financing Activities:

Contributed Capital                             +2,700                          +2,700

Issuance of Common Stock         0               0               0              +3,500

Net increase (decrease)
 in cash                        $0              $0              $0              $0

Cash, Beginning
 of period                       0               0               0               0

Cash, end of
 period                         $0              $0              $0              $0

EDMAR LTD.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
March 27, 1998, December 31, 1997, and December 31, 1996

NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY
The Company was organized October 27, 1992, under the laws of the State of Nevada, as Edmar Ltd. The Company currently has no operations and, in accordance with SFAS #7, is considered a development stage company.
On October 29, 1992, the company issued 1,000 share of its no par value common stock for $3,500.
On September 16, 1997, the Company restated its Articles of Incorporation, which changed the no par value common shares to a par value of $.00175 each. Also the Company increased its capitalization from 25,000 common shares to 25,000,000 common shares.
On September 16, 1997, the Company approved a forward stock split on the basis of 2,000: 1 thus increasing the outstanding common stock form 1,000 shares to 2,000,000 shares.
On October 22, 1997, an additional $2,700.00 in cash was contributed to the Company for no consideration.

NOTE 2- ACCOUNTING POLICIES AND PROCEDURES
Accounting policies and procedures have not been determined except as follows:
1. The Company uses the accrual method of accounting.
2. Earnings per share is computed using the weighted average number of shares of common stock outstanding.
3. The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid since inception.

NOTE 3- GOING CONCERN
The company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no current source of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. It is management's plan to seek additional capital through a merger with an existing operating company.

EDMAR LTD
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
March 27, 1998, December 31, 1997, and December 31, 1996

NOTE 4- RELATED PARTY TRANSACTION
The company neither owns nor leases any real or personal property. Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests.
The Company has not formulated a policy for the resolution of such conflicts.

NOTE 5 - WARRANTS AND OPTIONS
There are no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 6-RELATED PARTY TRANSACTION
The Company neither owns or leases any real or personal property. Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.
NOTE 7- OFFICERS ADVANCES
While the Company is seeking additional capital through a merger with an existing operating company, an officer of the Company has advanced funds on behalf of the Company to pay for any costs incurred by it. These funds are interest free.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
None.

Item 15. Financial Statements and Exhibits.
A. Financial Statements
B. Articles of Incorporation
C. Bylaws
D. 15c2-11

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

EDMAR, Ltd.
(Registrant)
Date: June 5, 1998      By: /s/Emily Tzortzatos
                        (Signature), President
*Print name and title of the signing officer under his signature.